Exhibit 21

SUBSIDIARIES OF REGISTRANT

Affiliate	Percent Ownership	Percent Ownership	Country of Incorporation
	Direct	Indirect

Albany International Corp.			United States
AEC Advanced Programs, Inc.		100%	United States
Albany Advanced Air Mobility, LLC		100%	United States
Albany Aerostructures Composites, LLC		100%	United States
Albany Engineered Composites, Inc.	100%		United States
Albany International Holdings Two, Inc.	100%		United States
Albany International Machine Clothing Corp.	100%		United States
Albany International Research Co.	100%		United States
Albany Safran Composites, LLC		90%	United States
Brandon Drying Fabrics, Inc.		100%	United States
Geschmay Corp.	100%		United States
Geschmay Forming Fabrics Corp.		100%	United States
Geschmay Wet Felts, Inc.		100%	United States
Transglobal Enterprises, Inc.	100%		United States
Albany Engineered Composites Ltd.		100%	United Kingdom
Albany International Ltd.		100%	United Kingdom
Heimbach UK Ltd.		100%	United Kingdom
JSD Marathon Ltd.		100%	United Kingdom
Marathon Belting Ltd.		100%	United Kingdom
Heimbach Switzerland AG		100%	Switzerland
Albany International Europe GmbH		100%	Switzerland
Albany International Holding (Switzerland) AG		100%	Switzerland
Albany International AB		100%	Sweden
Albany International Holding AB		100%	Sweden
TvinnFast AB		100%	Sweden
Heimbach Ibérica S.A.U.		100%	Spain
Albany International S.A. Pty. Ltd.		100%	South Africa
Heimbach PMC Singapore Pte. Ltd.		100%	Singapore
Nevo-Cloth Ltd.		50%	Russia
Albany International B.V.		100%	Netherlands
Albany Engineered Composites Mexico, S.de R.L. de C.V.		100%	Mexico
Albany Engineered Composites Services Company, S. de R.L. de C.V.		100%	Mexico
Albany International de Mexico S.A. de C.V.	100%		Mexico
Albany Mexico Services, S. de R.L. de C.V.	100%		Mexico
Albany Safran Composites Mexico, S. de R.L. de C.V.		90%	Mexico
Albany International Korea, Inc.		100%	Korea
Albany International Japan Kabushiki Kaisha		100%	Japan
Arcari Srl		85%	Italy
Industrie Tessili Bresciane Srl		100%	Italy
Albany International Italia Srl		100%	Italy

Heimbach Filtration GmbH	100%	Germany
Heimbach GmbH	100%	Germany
Albany International Germany GmbH	100%	Germany
Albany International Holding MC Germany GmbH	100%	Germany
Albany Engineered Composites GmbH	100%	Germany
Albany International France, S.A.S.	100%	France
Albany Safran Composites, S.A.S.	90%	France
Heimbach Suomi Oy	100%	Finland
Albany International Oy	100%	Finland
Albany International (China) Co., Ltd.	100%	China
Albany International Engineered Textiles (Hangzhou) Co., Ltd.	100%	China
Heimbach Fabrics (Suzhou) Co., Ltd.	100%	China
Heimbach Chile Spa.	100%	Chile
Albany International Canada Corp.	100%	Canada
Heimbach Latinoamerica Ltda	100%	Brazil
Albany International Tecidos Tecnicos Ltda.	100%	Brazil
Heimbach Specialities AG	100%	Belgium
Albany International Pty., Ltd.	100%	Australia